EXHIBIT 99.2

ARR expansion trends[1]

($ in millions)	FY24				FY25				FY26		
	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25	Q2-25	Q3-25	Q4-25	Q1-26	Q2-26	
Year-over-Year											
ARR (As Reported)	**$1,294**	**$1,344**	**$1,425**	**$1,504**	**$1,541**	**$1,617**	**$1,647**	**$1,734**	**$1,822**	**$1,899**	
Year-over-Year increase	*25%*	*26%*	*23%*	*21%*	*19%*	*20%*	*16%*	*15%*	*18%*	*17%*	
TTM FX headwind/(tailwind)[2]	(3)	(27)	(17)	(10)	12	(14)	37	19	(28)	(19)	
ARR - Constant Currency	**1,291**	**1,316**	**1,408**	**1,494**	**1,553**	**1,603**	**1,684**	**1,753**	**1,795**	**1,880**	
Year-over-Year ARR Increase - Constant Currency[3]	*25%*	*24%*	*21%*	*20%*	*20%*	*19%*	*18%*	*17%*	*16%*	*16%*	
	Q1-24	Q2-24	Q3-24	Q4-24	Q1-25	Q2-25	Q3-25	Q4-25	Q1-26	Q2-26	Q2-26 TTM
Quarter-over-Quarter											
ARR (As Reported)	**$1,294**	**$1,344**	**$1,425**	**$1,504**	**$1,541**	**$1,617**	**$1,647**	**$1,734**	**$1,822**	**$1,899**	
Net New ARR (As Reported)[4]	47	50	82	79	37	76	31	87	88	77	283
Quarterly FX headwind/(tailwind)[5]	(10)	10	(12)	5	9	(15)	37	(13)	(37)	(7)	(20)
Net New ARR - Constant Currency	**37**	**59**	**70**	**84**	**46**	**61**	**68**	**74**	**51**	**70**	**263**
Year-over-Year Net New ARR Growth – Constant Currency[6]	*-33%*	*2%*	*-12%*	*1%*	*23%*	*3%*	*-3%*	*-12%*	*13%*	*16%*	*1%*

1. Values have been rounded and may not add up precisely to the totals.
2. Year-over-year FX headwind/(tailwind) using exchange rates from the same quarter in the prior fiscal year.
3. Represents the year-over-year growth rate excluding the FX headwind/(tailwind).
4. Defined as the quarterly increase/(decrease) in the current quarter as reported ARR compared to the previous quarters as reported ARR.
5. Quarterly FX impact using exchange rates from the prior quarter.
6. Defined as net new ARR in constant currency compared to the year-ago period net new ARR in constant currency.